Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-Q of LandAmerica Financial Group, Inc. for the quarter ended June 30, 2003, I, Charles H. Foster, Jr., Chairman and Chief Executive Officer of LandAmerica Financial Group, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that, to my knowledge:

(a) such Form 10-Q for the quarter ended June 30, 2003 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in such Form 10-Q for the quarter ended June 30, 2003 fairly presents, in all material respects, the consolidated financial condition and results of operations of LandAmerica Financial Group, Inc. and its subsidiaries as of, and for, the periods presented in such Form 10-Q.

By:  /s/ Charles H. Foster, Jr.

Date:

August 13, 2003

Charles H. Foster, Jr.

Chairman and Chief Executive Officer

[A signed original of this written statement required by Section 906 has been provided to LandAmerica Financial Group, Inc. and will be retained by LandAmerica Financial Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]